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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K





             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               September 7, 2001





                             The GSI Group, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
        (State or other jurisdiction of incorporation or organization)


        333-43089                                       37-0856587
  (Commission File Number)                  (I.R.S. Employer Identification No.)


1004 E. Illinois Street, Assumption, Illinois                           62510
(Address of principal executive offices)                              (Zip Code)


                                 (217)226-4421
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events


  On August 30, 2001, Mr. Sloan, CEO and majority shareholder of The GSI Group, Inc. entered into an agreement with the minority voting shareholders, Messrs. Andrade and Buffett to purchase their shares. This is an amicable transaction and Messrs. Sloan, Andrade and Buffett are cooperating with each other to ensure the continued growth and prosperity of GSI.

Mr. Buffett has resigned from the board of directors and as Chairman of the Board but will remain as an employee of GSI until mid-November to assist with any issues relating to the transition of ownership and management. Mr. Andrade has resigned as President and Chief Operating Officer but will remain as an employee until mid-November to assist with any issues relating to the transition of ownership and management. Mr. Sloan will assume the duties of Chairman of the Board and President in addition to his duties as the Chief Executive Officer.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                The GSI Group, Inc.

                                By:  /s/ Russell C. Mello
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                                   Senior Vice-President - Finance,
                                   Secretary and Treasurer (Authorized
                                   Signatory and Principal Financial Officer)

                       Date:  September 7, 2001

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